UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2013

Angie’s List, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35339	27-2440197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 E. Washington Street

Indianapolis, IN 46202

(Address of principal executive offices, including zip code)

(888) 888-5478

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2013, Angie’s List, Inc. (the “Company”) announced the appointment of Thomas R. Fox as the Company’s Chief Financial Officer, effective September 24, 2013.

Mr. Fox, age 38, most recently served at NOKIA, a global leader in mobile communications, as Senior Director, Business Planning and Operations, where he was responsible for developing product-level P&Ls to guide investment decision-making. Prior to joining NOKIA in 2012, Mr. Fox worked for NAVTEQ Corporation, a leading provider of comprehensive digital map information, which was acquired by NOKIA in 2008. Mr. Fox held various executive and managerial positions at NAVTEQ beginning in 2002, including Vice President of Product Management, Vice President of Sales Strategy and Operations, Director of Investor Relations, and Manager of Corporate Finance and Business Planning. Before joining NAVTEQ, Mr. Fox was a research analyst for Lincoln Capital Management Company, and before that, he was an analyst with the investment banking division of Credit Suisse.

Mr. Fox’s offer letter provides for an initial base salary of $300,000 per year with an annual target bonus of 50% of salary beyond fiscal year 2013. Mr. Fox will receive a one-time guaranteed bonus for the 2013 fiscal year of $150,000 during the first quarter of the 2014 fiscal year, and reimbursement of relocation expenses of up to $53,000. The Board of Directors has approved Mr. Fox’s receipt of a stock option grant for an aggregate of 180,000 shares of the Company’s common stock with an exercise price equal to the fair market value of the Company’s common stock on the date of grant, vesting annually over four years, and otherwise subject to the Company’s Amended and Restated Omnibus Incentive Plan. Pursuant to his offer letter, if the Company terminates Mr. Fox without cause, or he resigns for good reason (as defined in the letter), he would be eligible to receive a lump sum cash severance payment of 12 months of base salary and up to 12 months of COBRA premium payments, subject to him signing a general release of claims. If such termination occurs or he resigns for good reason (as defined in the letter) within 12 months following a change of control, his severance would be increased to 24 months of base salary and 18 months of COBRA premium payments. Mr. Fox has also entered into the Company’s standard form of executive indemnity agreement and confidential information and inventions agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Offer Letter Agreement by and between Angie’s List, Inc. and Thomas R. Fox, dated August 20, 2013

99.1	Press release dated August 21, 2013 announcing the appointment of Thomas R. Fox as Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2013

ANGIE’S LIST, INC.

/s/ Shannon M. Shaw
By:	Shannon M. Shaw
Its:	General Counsel